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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of report (Date of earliest event reported): November 13, 1997



                            TUFCO TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)


           DELAWARE                          0-21018                        39-1723477
(State or Other Jurisdiction of          (Commission File                (I.R.S. Employer
Incorporation or Organization)               Number)                   Identification Number)



                    4800 Simonton Road, Dallas, Texas 75244
              (Address of Principal Executive Offices) (Zip Code)


      Registrant's telephone number, including area code:  (972) 789-1079



                                 Not applicable
         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.   OTHER EVENTS.

          On November 13, 1997, pursuant to the terms of the Stock Purchase Agreement dated as of November 12, 1997 (the "Stock Purchase Agreement") by and among Tufco Technologies, Inc., a Delaware corporation ("Tufco"), and Charles Cobaugh and James Barnes (collectively, the "Selling Stockholders"), Tufco acquired 100% of the outstanding common stock (the "Acquisition") of Foremost Manufacturing Company, Inc., a Missouri corporation ("Foremost"). Foremost is a manufacturer and distributor of painting accessories and paint sundries products located in Saint Louis, Missouri.

          Tufco purchased 100% of the outstanding stock of Foremost from the Selling Stockholders for an aggregate purchase price of $5,247,000 (the "Purchase Price"), which was agreed upon through arm's length negotiations between Tufco and the Selling Stockholders. In exchange for the outstanding common stock of Foremost, the Selling Stockholders received (i) $4,747,000 in cash (the "Cash Payment"), (ii) $250,000 in cash to be held in escrow until January 31, 1999 (the "Escrow Payment") and (iii) 25,907 shares of Tufco common stock, par value $0.01 per share. The Purchase Price shall be reduced, however, (i) by the amount that the net worth of Foremost as of November 13, 1997, which is to be determined no later than January 12, 1998 in accordance with the provisions of the Stock Purchase Agreement, is less than $1,000,000, and (ii) by the amount that the indebtedness of Foremost as of November 13, 1997, which is to be determined no later than January 12, 1998 in accordance with the provisions of the Stock Purchase Agreement, exceeds $300,000. Additionally, the Selling Stockholders shall be entitled to receive additional consideration of up to a maximum $900,000 based upon the revenues of Tufco's Paint and Sundries Sector for the period commencing November 1, 1997 through and including October 31, 1998.

          The Cash Payment and Escrow Payment was funded from the proceeds of a $5,250,000 secured term loan (the "Acquisition Loan") from Tufco's primary lender, Bank One, Wisconsin. The Acquisition Loan has a variable interest rate based on the LIBOR rate plus 1.375% and matures on March 31, 1998. Interest is payable monthly commencing on November 30, 1997. The Acquisition Loan is secured by the assets of Foremost. The Acquisition Loan may not be prepaid without the consent of Bank One, Wisconsin.

          Foremost's assets consist primarily of manufacturing equipment, inventories and related assets used in the manufacturing and distribution of painting accessories and paint sundries products. Tufco will continue the business operations of Foremost as a wholly-owned subsidiary. Prior to the Acquisition, there was no material relationship between Tufco or any of its affiliates, directors and officers and the Selling Stockholders, Foremost or any of its directors or officers. Mr. Cobaugh, who was formerly the President of Foremost, will assume the position of Vice President for Tufco's Paint Sundries Sector.





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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)       EXHIBITS.

*2.1 Stock Purchase Agreement dated as of November 12, 1997 by and among Tufco Technologies, Inc., Charles Cobaugh and James Barnes

*99.1 Second Amended and Restated Loan Agreement dated as of November 13, 1997 by and between Bank One, Wisconsin and Tufco, L.P.

*99.2 Term Note dated November 13, 1997 in the original principal amount of $5,250,000 with Tufco, L.P. as Maker and Bank One, Wisconsin as payee

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*  Filed herewith





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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                      TUFCO TECHNOLOGIES, INC.



                                                      /s/ Gregory L. Wilemon
                                                      --------------------------
                                                      Gregory L. Wilemon
                                                      Chief Financial Officer,
                                                      Chief Operating Officer,
                                                      Secretary and Treasurer

Dated: November 26, 1997





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                                  EXHIBIT LIST


*2.1 Stock Purchase Agreement dated as of November 12, 1997 by and among Tufco Technologies, Inc., Charles Cobaugh and James Barnes

*99.1 Second Amended and Restated Loan Agreement dated as of November 13, 1997 by and between Bank One, Wisconsin and Tufco, L.P.

*99.2 Term Note dated November 13, 1997 in the original principal amount of $5,250,000 with Tufco, L.P. as Maker and Bank One, Wisconsin as payee

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*  Filed herewith